SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2010

FIRST PACTRUST BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

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Maryland	000-49806	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

610 Bay Boulevard, Chula Vista, California	91910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 691-1519

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2010, First PacTrust Bancorp, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with selected institutional and other accredited investors for the proposed sale for gross proceeds of $60.0 million of the Company’s securities described below in a private placement (the “Private Placement”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) and Regulation D thereunder.

The Subscription Agreements provide for, subject to the terms and conditions set forth therein, binding commitments to purchase from the Company an aggregate of  4,529,075 shares of the Company’s common stock, par value $.01 per share (“Voting Common Stock”) and an aggregate of 925,470 shares of newly designated non-voting common stock, par value $.01 per share, of the Company (the “Non-Voting Common Stock,” and collectively with the Voting Common Stock, the “Common Stock”), at a price per share of $11.00.

In addition, the Company intends to enter into an employment agreement with Gregory Mitchell, who is expected to be named Chief Executive Officer or President of the Company as soon as practicable following the closing of the Private Placement, subject to regulatory approval.  Mr. Mitchell is the former Chief Executive Officer and President of California National Bank and is currently a consultant to the Company.  Hans Ganz, currently the President and Chief Executive Officer of the Company will remain as a member of the Company’s Board of Directors and executive team, as well as President and Chief Executive Officer of the Company’s subsidiary, Pacific Trust Bank.  As soon as practicable following the closing, the Company also intends to appoint Steven Sugarman to the Board of Directors of the Company for a term to expire at the Company’s annual meeting of stockholders to be held in 2013.  Mr. Sugarman is the managing member of COR Capital LLC.

 The Subscription Agreements provide for aggregate liquidated damages of $3.0 million payable to the subscribers in the Private Placement if the transaction fails to close on or before December 31, 2010 as a result of the Company’s breach of the Subscription Agreements. In the event the transaction fails to close on or before December 31, 2010 as a result of a subscriber’s breach of its Subscription Agreement, such subscriber must forfeit as liquidated damages 2.5% of the purchase price for shares of Common Stock subscribed for by such subscriber. The transaction is currently expected to be completed in the fourth quarter of 2010, subject to a number of customary closing conditions, including the receipt of regulatory approvals, if required, and the approval by the Company stockholders of the issuance of the Common Stock in the transaction for purposes of Rule 5635 of the NASDAQ Listing Rules. The Subscription Agreements may be terminated by the Company or a subscriber under certain circumstances, including that the Company or such subscriber, with respect to its subscription, may terminate if the closing of the Private Placement has not occurred on or prior to December 31, 2010.

As part of its subscription, at the closing of the Private Placement, TCW Shared Opportunity Fund V, L.P., a Delaware limited partnership, will be issued immediately exercisable warrants, exercisable for a five-year term, to purchase 240,000 shares of Non-Voting Common Stock at an exercise price of $11.00 per share. In addition, in consideration for its consulting services to the Company preceding the closing date of the Private Placement, COR Advisors LLC, a Delaware limited liability company and an affiliate of COR Capital LLC, a Delaware limited liability company and subscriber in the Private Placement, will be issued warrants to purchase an aggregate of 1,560,000 shares of Non-Voting Common Stock at an exercise price of $11.00 per share.  COR Advisors LLC’s warrants (together with the warrants issued to TCW Shared Opportunity Fund V, L.P., the “Warrants”) will vest in equal amounts on a quarterly basis, with each tranche exercisable for five years following the vesting date.  In lieu of Non-Voting Common Stock, shares of Voting Common Stock will be issued upon exercise of the Warrants following the transfer of the Warrants to a third party in a widely dispersed offering or in other limited circumstances set forth in the Warrants.  In addition, the Warrants held by TCW Shared Opportunity Fund V, L.P. will be exercisable for Voting Common Stock in lieu of Non-Voting Common Stock at TCW Shared Opportunity Fund V, L.P.’s election if it then owns less than 4.99% of the outstanding shares of Voting Common Stock as a result of dilution occurring from additional issuances of Voting Common Stock subsequent to the Private Placement.

Under its Subscription Agreements with TCW Shared Opportunity Fund V, L.P. and certain other subscribers, the Company has agreed to use commercially reasonable best efforts to provide the applicable subscriber, so long as it still holds at least 90% of the Common Stock purchased under the applicable Subscription Agreement, with preemptive rights with respect to public or private offerings of the Common Stock (or securities convertible into Common Stock) during a three year period after the closing of the Private Placement to enable TCW Shared Opportunity Fund V, L.P. and such subscribers to maintain their percentage interests of Common Stock beneficially owned, subject to certain exceptions, including exceptions that permits the Company to grant or permit the exercise of ordinary course employee stock options and to issue capital stock in consideration for certain strategic and non-financing transactions.  The Company has also agreed to use commercially reasonable best efforts to provide TCW Shared Opportunity Fund V, L.P. and such subscribers the opportunity to participate in future public or private offerings of the Company’s other debt, equity or trust preferred securities, provided that the Company will not be required to incur any expense, delay or risk to any such offerings in connection therewith.

The Company expects to use the net proceeds from the Private Placement for general corporate purposes, which may include, without limitation, providing capital to support the strength and growth of its subsidiary, Pacific Trust Bank, and pursuing other strategic business opportunities in the Company’s markets.  The Company also intends to use approximately $19.3 million of the net proceeds to redeem preferred stock issued to the U.S. Treasury under the TARP Capital Purchase Program, upon receipt of required regulatory approvals.  If the Company redeems the preferred stock issued under the TARP Capital Purchase Program, the Company intends to enter into agreements with certain of its executive officers providing for the payment to these officers of one-half of the amounts to which they would have been entitled under their existing severance agreements with Pacific Trust Bank if the Private Placement had constituted a “change in control” under such severance agreements and the employment of the officers had ceased (other than for cause).  The pre-tax cost of such payments is estimated to be approximately $1.6 million.  Should any of these officers actually cease employment with Pacific Trust Bank (other than a termination by Pacific Trust Bank for cause) within three years following the closing of the Private Placement, they would be entitled to the balance of the severance amounts under their existing severance agreements.

In addition, pursuant to the Subscription Agreements, subject to certain limitations, the Company has agreed to prepare and file a registration statement with the Securities and Exchange Commission within 30 business days following the closing of the Private Placement to provide for the resale, from time to time, of the Common Stock issued in the Private Placement and the shares of Common Stock issuable upon exercise of the Warrants, and to use it reasonable best efforts to cause such registration statement to be declared effective under the Securities Act as soon as possible thereafter.

The foregoing descriptions of the terms of the Subscription Agreements and Warrants do not purport to be complete and are qualified in their entirety by reference to such documents, forms of which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and 4.1 and 4.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure

The materials furnished herewith as Exhibit 99.1 hereto and incorporated by reference in this Item 7.01 have been excerpted from materials made available to investors in connection with the Private Placement.

Item 8.01 Other Events

On July 27, 2010, the Company issued the press release announcing the Private Placement filed herewith as Exhibit 99.2.

In connection with the Private Placement, the Company provided investors with “Risk Factors” updated from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  The Company’s updated “Risk Factors” are filed herewith as Exhibit 99.3.

Important Information

Certain investments discussed above involve the sale of securities in private transactions that will not be registered under the Securities Act and will be subject to the resale restrictions thereunder. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In connection with the proposed Private Placement, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement. The proxy statement related to the Private Placement will contain important information about the proposed transaction, the Company and related matters, including the current security holdings of the Company’s officers and directors. Security holders of the Company are strongly encouraged to carefully read the proxy statement and any other relevant documents filed with the SEC related to the Private Placement.

The Company and its respective directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 22, 2010, and will be contained in the proxy statement related to the Private Placement.

The final proxy statement will be mailed to stockholders of the Company. Investors and security holders will be able to obtain copies of the documents free of charge at the SEC’s website, www.sec.gov.

Cautionary Notice Regarding Forward-Looking Statements

Certain information presented above includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our other filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In the information presented above we make forward-looking statements about our ability to complete the sale of the Common Stock and our intended use of proceeds from the sale of the Common Stock. Specific risks that could cause results to differ from the forward-looking statements are set forth in our filings with the SEC and include, without limitation, that we may not be able to complete the sale of the Common Stock within the expected time frame, that the requisite stockholder approval for the sale of the Common Stock and/or any required regulatory approvals may not be obtained and that a deterioration in the economy or our loan portfolio or other developments could alter our intended use of the capital. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Item 9.01 – Financial Statements and Exhibits

(d)           Exhibits:

The following exhibits are being provided herewith:

4.1	Form of Warrant to be issued to TCW Shared Opportunity Fund V, L.P.

4.2	Form of Warrant to be issued to COR Advisors LLC

10.1	Standard Form of Subscription Agreement

10.2	Subscription Agreement with TCW Shared Opportunity Fund V, L.P.

10.3	Subscription Agreement with COR Capital LLC

99.1	Excerpted Investor Material

99.2	Press release dated July 27, 2010 announcing the Private Placement

99.3	Updated Risk Factors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST PACTRUST BANCORP, INC.

Date: July 27, 2010	By:	/s/ James P. Sheehy
James P. Sheehy
Executive Vice President, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.                                           Description

4.1	Form of Warrant to be issued to TCW Shared Opportunity Fund V, L.P.

4.2	Form of Warrant to be issued to COR Advisors LLC

10.1	Standard Form of Subscription Agreement

10.2	Subscription Agreement with TCW Shared Opportunity Fund V, L.P.

10.3	Subscription Agreement with COR Capital LLC

99.1	Excerpted Investor Material

99.2                      Press release dated July 27, 2010 announcing the Private Placement

99.3                      Updated Risk Factors